--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549

                            SCHEDULE 14A INFORMATION
                                 Proxy Statement
       (Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]         Preliminary Proxy Statement
[X]         Definitive Proxy Statement
[ ]         Definitive Additional Materials
[ ]         Soliciting Materials Pursuant toss.240.14a-11(c) orss.240.14a-12

                         STREICHER MOBILE FUELING, INC.
                (Name of Registrant as specified in its Charter)

                         STREICHER MOBILE FUELING, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]     No Fee Required

[ ]     Fee computed on table below per Exchange Act Rules (14a-6(I)(4) and
        0-11.

                  (1) Title of each class of securities to which transaction

                  (2) Aggregate number of securities to which transaction applies:

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

                  (4)      Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previous filing by registration statement number, or the Form or Schedule and the date of filing.

                  (1)      Amount Previously Paid:

                  (2)      Form, Schedule or Registration No.:

                  (3)      Filing Parties:

                  (4)      Date Filed:

--------------------------------------------------------------------------------

                         STREICHER MOBILE FUELING, INC.

                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 29, 2000

                         ------------------------------

To the Shareholders of
Streicher Mobile Fueling, Inc.


         NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of Streicher Mobile Fueling, Inc., a Florida corporation (the "Company"), will be held at 10:00 a.m., local time, on Thursday, August 29, 2000 at Sheraton Suites Cypress Creek, 555 N.W. 62nd Street, Fort Lauderdale, Florida, for the following purposes:

         (1) To elect five directors to the Company's Board of Directors, to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

         (2) To ratify the appointment of KPMG, LLP as the Company's independent certified public accountants for the fiscal year ended January 31, 2001;

         (3) To transact such other business as may properly come before the meeting and any adjournments thereof.

         The Board of Directors has fixed the close of business on July 14, 2000 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                         By Order of the Board of Directors,


                                         Stanley H. Streicher
                                         President and Chief Executive Officer


Fort Lauderdale, Florida
July 14, 2000

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                         STREICHER MOBILE FUELING, INC.

                         ------------------------------

                                 PROXY STATEMENT

                         ------------------------------

                     DATE, TIME AND PLACE OF ANNUAL MEETING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Streicher Mobile Fueling, Inc., a Florida corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), for use at the 2000 Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m., local time, on the 29th day of August, 2000, at Sheraton Suites Cypress Creek, 555 N.W. 62nd Street, Fort Lauderdale, Florida, or any adjournment(s) thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting. The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to holders of Common Stock is on or around July 31, 2000. The principal executive offices of the Company are located at 2720 N.W. 55th Court, Fort Lauderdale, Florida 33309.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Secretary of the Company at the Company's principal executive offices a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone and facsimile. They will receive no compensation therefor in addition to their regular salaries. Arrangements will be made with banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company will reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

         At the Annual Meeting, the Company's shareholders will consider and vote upon the following matters:

         (1) To elect five directors to the Company's Board of Directors, to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

         (2) To ratify the appointment of KPMG, LLP as the Company's independent certified public accountants for the fiscal year ended January 31, 2001;

         (3) To transact such other business as may properly come before the meeting and any adjournments thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted (i) FOR the election of the five nominees for director named below, (ii) FOR the ratification of the appointment of KPMG, LLP as the Company's independent certified public accountants for the fiscal year ended January 31, 2001, and (iii) in their discretion, for such other proposals as may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                      OUTSTANDING SHARES AND VOTING RIGHTS

         The Board of Directors has set the close of business on July 14, 2000 or (the "Record Date"), as the record date for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. As of the Record Date there were 2,712,600 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting. Holders of Common Stock are entitled to one vote per share on each matter that is submitted to shareholders for approval.

         The attendance, in person or by proxy, of the holders of shares of Common Stock representing a majority of the outstanding shares of such stock is necessary to constitute a quorum. For purposes of electing directors at the Annual Meeting, the nominees receiving the greatest number of votes of Common Stock shall be elected as directors. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for the approval of any other matter that may be submitted to a vote of the shareholders. Abstentions are considered as shares present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote, but are not counted as votes "for" or "against" any matter. The inspectors of election will treat shares referred to as "broker or nominee non-votes" (shares held by brokers of nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have a discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any matter as to which the proxies reflect broker or nominee non-votes, shares represented by such proxies will be treated as not present and not entitled to vote on that subject matter and therefore will not be considered by the inspectors of election when counting votes cast on the matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.) If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of the Company's Common Stock as of July 14, 2000 by (a) each person known to the Company to own beneficially more than five percent of the Company's outstanding Common Stock, (b) each director who owns any such shares, (c) each Named Executive Officer and (d) the directors and executive officers of the Company as a group:

                                                                              Common Stock
                                                                          Beneficially Owned (2)
                                                                          ----------------------
                                                                           Shares        Percent
                                                                          ---------      -------
Stanley H. Streicher(3)................................................   1,501,500       54.4%
Walter B. Barrett(4)...................................................       5,000         *
E. Scott Golden(5).....................................................      12,388         *
Joseph M. Murphy(6)....................................................      12,888         *
John H. O'Neil, Jr.(6).................................................      12,888         *
C. Rodney O'Connor(7)..................................................     100,000         *
All directors and executive officers as a group (8 persons)(8).........   1,652,664       56.2%

----------------
*        Less than one percent.

(1) Unless otherwise indicated, the address of each of the beneficial owners identified is c/o Streicher Mobile Fueling, Inc., 2720 N.W. 55th Court, Fort Lauderdale, Florida 33309.

(2) Based on 2,712,600 shares of Common Stock outstanding. Pursuant to the rules of the Securities and Exchange Commission (the "Commission"), certain shares of Common Stock which a person has the right to acquire within 60 days of July 14, 2000 pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes (i) 1,301,500 shares owned by Supreme Oil Company, Inc. ("Supreme"), of which Stanley H. Streicher owns 100% of the outstanding capital stock, (ii) 20,000 shares owned by Stanley H. Streicher, and
         (iii) 180,000 shares issuable upon the exercise of options that are presently exercisable. Excludes 800,000 shares issuable upon exercise of stock options held by Mr. Streicher that are not exercisable within 60 days of July 14, 2000.

(4) Includes 5,000 shares issuable upon the exercise of options that are presently exercisable. Excludes 65,000 shares issuable upon the exercise of options that are not presently exercisable.

(5) Includes (i) 2,000 shares owned directly by Mr. Golden and (ii) 10,388 shares issuable upon the exercise of options that are presently exercisable.

(6)      Includes 12,888 shares subject to presently exercisable options.

(7) Includes 100,000 shares owned directly by Mr. O'Connor. Excludes 100,000 shares owned by Mr. O'Connor's adult children, as to which shares Mr. O'Connor disclaims any ownership interest.

(8) Includes 8,000 shares issuable upon the exercise of presently exercisable options. Excludes 62,000 shares issuable upon the exercise of options that are not presently exercisable.

                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

Nominees

         The Company's Articles of Incorporation provide that the Board of Directors shall consist of not less than one member, the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors. The Company's Bylaws provide that the number of directors shall be fixed from time to time, within the limits specified by the Articles of Incorporation, by resolution of the Board of Directors. The Board of Directors has fixed at five the number of directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the 2001 Annual Meeting of Shareholders, expected to be held in August 2001, or until his successor has been duly elected and qualified. Stanley
H. Streicher, E. Scott Golden, Joseph M. Murphy, John O'Neil, Jr., and C. Rodney O'Connor, each of whom is an incumbent director, have been nominated to be elected at the Annual Meeting by the holders of Common Stock and proxies will be voted for such persons absent contrary instructions.

         The Board of Directors has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

         Each of the nominees for election as a director of the Company is a current member of the Board of Directors. Mr. Streicher has served as a director since 1996, Messrs. Golden, Murphy and O'Neil have served as directors since 1997 and Mr. O'Connor has served as a director since 1999. Mr. O'Connor serves as the designee of Argent Securities, Inc. which has the right to designate one individual for election as a director until December 2001.

                                   MANAGEMENT

Executive Officers and Directors

         The executive officers and directors of the Company are as follows:

Name                              Age   Position and Office
------------------------------    ---   ----------------------------------------
Stanley H. Streicher .........    57    President and Chief Executive Officer,
                                          Director
Walter B. Barrett ............    42    Vice President, Finance; Chief Financial
                                          Officer and Treasurer
Steven M. Alford .............    34    Vice President, Operations
Timothy W. Koshollek .........    36    Vice President, Marketing
E. Scott Golden ..............    44    Director
Joseph M. Murphy .............    53    Director
John H. O'Neil, Jr. ..........    70    Director
C. Rodney O'Connor ...........    67    Director

         Mr. Streicher has served as President and Chief Executive Officer of the Company since its inception in October 1996. Mr. Streicher has also served as the President and Chief Executive Officer of Streicher Enterprises, Inc. ("Enterprises") the Company's predecessor, since its inception in 1983. During the period 1979 to 1983, Mr. Streicher operated a mobile fueling business which became the Company's predecessor. From 1972 to 1979, Mr. Streicher served as supervisor of receiving of AT&T's Montgomery Material Management Center, where he designed systems to expedite material and equipment handling. From 1965 to 1972, Mr. Streicher served to the rank of Captain in the United States Military in various leadership capacities, including the command of an aviation division together with the responsibility for scheduling aircraft and their refueling.

         Mr. Barrett has served as Vice President, Finance and Chief Financial Officer of the Company since July 1997. From 1991 to 1997 Mr. Barrett was Vice President of Finance and Chief Financial Officer of Devcon International Corp., a supplier of construction materials and services throughout the Caribbean and Southeastern Florida.

         Mr. Alford has served as Vice President, Operations of the Company since March 1998. From December 1992 to February 1998, Mr. Alford was employed by Enterprises and the Company in various supervisory and managerial positions.

         Mr. Koshollek has served as the Vice President of Marketing since March 1998. Prior to that and from October 1996 Mr. Koshollek served as Vice President of Marketing and Operations of Enterprises and the Company. From 1991 to 1994, Mr. Koshollek was responsible for sales and management of a wholesale seafood company. From 1989 to 1991, he was the operations manager of Enterprises responsible for its Southeast division fuel delivery operations.

         Mr. Golden has served as a Director of the Company since January 1997. Mr. Golden has maintained his own law office since 1988.

         Mr. Murphy has served as a Director of the Company since January 1997. Since August 1983 Mr. Murphy has served as President and Chief Executive Officer of Murphy Management, a management consulting and executive search firm he founded, which specializes in the retail, general merchandise, supermarket and food industries.

         Mr. O'Neil, Jr. has served as a Director of the Company since January 1997. Until February 2000, Mr. O'Neil served as Chairman and Chief Executive Officer of Health Foundation of South Florida, a non-profit charitable foundation. Mr. O'Neil has also served as Chairman of Cedars Medical Center since May 1992.

         Mr. O'Connor has served as a Director of the Company since July 1999. Since 1976, Mr. O'Connor has served as the Chairman and Chief Executive Officer of Cameron Associates, Inc., a financial communications firm. Mr. O'Connor is also a director of Atrix Laboratories, Inc., a publicly traded manufacturer and distributor of dental, medical and veterinary drug delivery systems and products.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ending January 31, 2000, all of the
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with except that one Form 4 (Statement of Changes in Beneficial Ownership) was not filed on a timely basis for a stock sale made by E. Scott Golden.

Summary Compensation Table

         The following table sets forth certain summary information concerning compensation paid or accrued by the Company and its subsidiaries to or on behalf of the Company's Chief Executive Officer and Chief Financial Officer (the "Named Executive Officers") for the fiscal years ended January 31, 2000, 1999, and 1998. No other executive officer's salary and bonus equaled or exceeded $100,000 for such years.

                           SUMMARY COMPENSATION TABLE

                                                                          Long Term
                                  Fiscal                              Compensation Awards
                                Year Ended                           Securities Underlying         All Other
Name and Principal Position     January 31,    Salary       Bonus          Options              Compensation(1)
---------------------------     -----------    ------       -----          -------              ---------------
Stanley H. Streicher,              2000       $279,760     $ 37,600            --                     --
   President and Chief             1999       $270,240           --            --                     --
   Executive Officer .......       1998       $275,000           --            --                     --

Walter B. Barrett,
   Vice President of               2000       $143,462     $ 17,000        50,000                     --
   Finance and Chief               1999       $136,539           --            --                     --
   Financial Officer .......       1998       $ 75,885           --        50,000                     --

---------------
(1) The column for "Other Annual Compensation" has been omitted because there is no compensation required to be reported in such columns. The aggregate amount of perquisites and other personal benefits provided to each named Executive Officer is less that 10% of the total annual salary and bonus of such officer.

Employment Contracts

         The Company entered into an employment agreement with Stanley H. Streicher effective December 11, 1996, pursuant to which Mr. Streicher serves as President and Chief Executive Officer of the Company. The term of the agreement is five years. The term of agreement will automatically renew for two successive two-year terms, unless notice of termination is given prior to a renewal period. The agreement provides that Mr. Streicher shall receive an initial annual base salary of $275,000 which shall be increased to reflect the change of the cost of living, based upon the change, from the preceding January 1, in the consumer price index for All Urban Consumers, as published by the U.S. Bureau of Labor Statistics. In addition to salary, Mr. Streicher will be eligible to participate in a bonus pool which will provide him additional compensation of up to 10% of the Company's pre-tax earnings.

         The agreement provides that if Mr. Streicher's employment is terminated as a result of his death or disability, he or his estate will receive for a period of six months his base salary in effect as of the date of termination and a prorated amount of any bonuses. The agreement also provides that in the event Mr. Streicher's employment is terminated "without cause" or for "good reason," Mr. Streicher will receive, in addition to any salary, bonus and other compensation accrued through the date of termination, a lump sum equal to the greater of the full amount of salary, bonuses and other compensation due under the agreement for the remainder of the term and three times the then-existing salary and most recent annual bonus. The agreement further provides that Mr. Streicher will not compete with the Company (i) while employed by the Company, and (ii) for a period of two years following termination of employment. In the event that his employment is terminated without cause, as a result of his death or disability, or upon a change of control (as defined in the employment agreement), all options to purchase Common Stock held by Mr. Streicher shall become immediately exercisable. The Company may terminate the agreement for "justifiable cause" which as defined therein means Mr. Streicher's conviction of felony involving moral turpitude, fraud, dishonesty, or any crime in connection with his employment which causes the Company substantial detriment; continual gross neglect of his duties; unauthorized dissemination or use of confidential information of the company; or engaging in competition with the Company during the term of the agreement. Pursuant to the agreement, the Company is obligated to pay all legal expenses associated with any legal proceedings concerning the interpretation of the agreement.

         The agreement further provides Mr. Streicher with stock options that will enable him to acquire up to an aggregate of 1,000,000 shares of Common Stock at an exercise price equal to the initial offering price of the Company following the closing of the Company's Public Offering. The exercise of the stock options is contingent upon the Company achieving either a specified earnings per share level or a specified stock price level (the "performance threshold"), for the corresponding fiscal year-end. Commencing with fiscal year-ended January 31, 1998 and at each of the four fiscal year ends thereafter, 200,000 of such options will become exercisable if the Company achieves earnings per share of $.36, $.43, $.52, $.62 and $.74 for the fiscal years ended January 31, 1998, 1999, 2000, 2001 and 2002, respectively, (or cumulative earnings per share after fiscal 1998 of $.66, $1.09, $1.61, $2.23 and $2.97, respectively,)
or the closing bid price of the Company's Common Stock on any 20 consecutive trading days during such fiscal year is $7.25, $8.75, $10.50, $12.50 and $15.00, respectively, or the Company has cumulative net income of $2 million, $3 million, $4 million, $5 million and $6 million, respectively. For any fiscal year after January 31, 1998 in which the Company attains the foregoing earnings per share, stock price or cumulative net income targets, any options eligible for vesting in prior years which were not vested and exercisable because the targets for such fiscal years were not achieved, shall become exercisable. In addition, for any fiscal year in which the Company attains the earnings per share, stock price or cumulative net income targets applicable to a subsequent fiscal year, all options eligible for vesting in such subsequent fiscal year shall vest and become exercisable. If any of the Company's publicly traded Warrants are exercised, the options shall vest and become exercisable pro rata (based on the number of Warrants exercised) to the extent not already vested in accordance with the foregoing. Regardless of the Company's performance, all of the stock options granted to Mr. Streicher shall vest and become exercisable ten years from the date of the grant.

         The Company entered into an employment agreement with Walter B. Barrett effective July 7, 1997, pursuant to which Mr. Barrett serves as Vice President of Finance and Chief Financial Officer of the Company. The term of the agreement is for one year and automatically renews for successive one year terms unless notice of termination is given by either party within 30 days of the annual renewal date. The agreement provides that Mr.

Barrett will receive an annual base salary of $140,000, reimbursement for certain professional and educational expenses, and an initial grant of 50,000 stock options. The agreement provides that if Mr. Barrett's employment is terminated, due to non-renewal of the agreement or without cause, he will receive as compensation the greater of all salary remaining due under the agreement until its expiration or five months salary. In addition, the unvested portion of any stock options will immediately vest and become exercisable.

Stock Option Information

         The following table sets forth, with respect to the Named Executive Officers certain information concerning the grant of stock options in the fiscal year ended January 31, 2000.

                        Option Grants in Last Fiscal Year

                                                          Individual Grants
                                            -----------------------------------------------    Potential Realizable
                                                         % of Total                           value at Assumed Annual
                                             Number of     Options                             Rates of Stock Price
                                            Securities   Granted to                           Appreciation for Option
                                            Underlying    Employees   Exercise                       Term (2)
                                Date of      Options      in Fiscal     Price    Expiration   ------------------------
            Name                 Grant     Granted (1)      Year      ($/share)     Date        5%($)        10%($)
---------------------------      -----     -----------      ----      ---------     ----        -----        ------
Stanley H. Streicher ......       --             --          --            --        --             --            --
Walter B. Barrett .........     4/21/99      50,000          31%       $4.125      4/21/09    $129,710      $328,959

------------------
(1) All such options were granted under the Company's Stock Option Plan and become exercisable in installments over five years.

(2) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by SEC rules and do not represent the Company's estimate or projection of the future price of the Common Stock.

Stock Option Exercises and Year-End Option Value Table

         The following table sets forth certain information concerning option exercises in fiscal year ending January 31, 2000, the number of options held by the Named Executive Officers as of January 31, 2000 and the value (based on the fair market value of a share of stock at fiscal year-end) of in-the-money options outstanding as of such date.

                                                          Number of Unexercised           Value of Unexercised
                               Number of                        Options at               In-the-Money Options at
                                Shares                       January 31, 2000             January 31, 2000 (1)
                               Acquired       Value    ---------------------------     -----------------------------
            Name              On Exercise   Realized   Exercisable   Unexercisable     Exercisable     Unexercisable
-------------------------     -----------   --------   -----------   -------------     -----------     -------------
Stanley H. Streicher ....       20,000      $ 37,500     180,000        800,000          $90,000          $400,000
Walter B. Barrett .......       30,000      $121,803          --         70,000               --          $194,600

----------------
(1) The closing sale price for the Company's Common Stock as reported on the NASDAQ SmallCap Market on January 31, 2000 was $6.50. Value is calculated by multiplying (a) the difference between $6.50 and the option exercise price by (b) the number of shares of Common Stock underlying the option.

Compensation Committee Report on Compensation

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed of E. Scott Golden and C. Rodney O'Connor. The Committee's general philosophy with respect to compensation of the Company's executive officers has been to offer competitive compensation designed to attract and retain key executives critical to the long-term success of the Company and to recognize and individual's contribution and personal performance. The principal component of executive compensation has been base salary. Executive officers may also be granted bonuses and stock options.

         Base Salaries. Base salaries are initially determined by evaluating the responsibilities of the position held and by reference to the competitive marketplace for executive talent through review of an individual's background and overall expertise in the Company's line of business and the salaries of similarly situated executives. The Company believes that it is competitive with respect to initial base salaries. Increases to base salaries are also influenced by the performance of the Company and the individual against established goals and objectives.

         Annual Bonus. The Company maintains an annual incentive bonus program which provides for the payment of cash bonuses to executive officers and other key employees of the Company based upon the Company's financial performance and individual performance. While these bonus awards are based upon the Company's pre-tax earnings, the Committee strove to align the bonus plan targets with the Company's long-term goals so that strategic focus is maintained.

         Options. The Company's Stock Option Plan provides such an incentive through the award of stock options to executive officers and other key employees. The Stock Option Plan is administered by the Board of Directors. Ninety thousand stock options were granted to three of the Company's executive officers during the fiscal year ended January 31, 2000.

         Employment Agreements. In December of 1996, the Company entered into an employment agreement with Stanley H. Streicher, the Company's President and Chief Executive Officer. In July of 1997, the Company entered into an employment agreement with Walter B. Barrett, the Company's Vice President of Finance and Chief Financial Officer. Accordingly, the compensation payable to Mr. Streicher and Mr. Barrett for fiscal 2000 and subsequent years will be determined pursuant to their employment agreements. See "Executive Compensation -- Employment Contracts." The Company also has entered into employment agreements with its other two executive officers.

                                 E. Scott Golden
                               C. Rodney O'Connor

Compensation Committee Interlocks and Insider Participation

         Mr. Golden performed legal services for the Company during the fiscal year ended January 31, 2000 and may be retained to provide legal advice to the Company from time to time in the future.

Director Compensation

         The Company compensates each non-employee director a director's fee of $1,000 per month. In addition, the company's directors are reimbursed for any out-of-pocket expense incurred by them for attendance at meetings of the Board of Directors or committees thereof. In February 1997, each non-employee director was granted options to purchase 12,000 shares of common stock. On February 18, 1998, the Board of Directors lowered the exercise price of such options from $8.375 per share to $3.69 per share (the closing price of the common stock on the date of such action). Such options are callable by the Company at any time
(i) after February 1, 2002 or (ii) when the bid price for the common stock is at least $20.00 per share.

                                PERFORMANCE TABLE

         The following table shows the cumulative total shareholder return of the Company's Common Stock over the fiscal periods ended January 31, 2000, 1999, 1998 and 1997 as compared to the total returns of the NASDAQ Stock Market Index and Russell 2000 Index. Returns are based on the change in year-end to year-end price and assume reinvested dividends. The table assumes $100 was invested on December 11, 1996 (the date of the Company's inception) in the Company's common stock, NASDAQ Stock Market Index and Russell 2000 Index.

                                         1/31/2000      1/31/1999      1/31/1998     1/31/1997      12/11/1996
                                         ---------      ---------      ---------     ---------      ----------
Streicher Mobile Fueling, Inc. ....       $ 81.00        $ 26.00        $ 47.00       $108.00         $100.00
NASDAQ Stock Market-- US ..........       $303.00        $198.00        $126.00       $107.00         $100.00
Russell 2000 Index ................       $122.00        $126.00        $124.00       $105.00         $100.00

Certain Relationships and Related Transactions

         The Company was incorporated in October 1996. Prior to the effective date of the Company's Registration Statement for its initial public offering on December 11, 1996, the Company's business was conducted through the Mobile Fueling Division of Streicher Enterprises, Inc. ("Enterprises") which began mobile fueling operations in 1983. On December 11, 1996, Enterprises completed a corporate reorganization pursuant to which Enterprises transferred to the Company all assets, liabilities and operations of its Mobile Fueling Division. At January 31, 2000, the Company had a note receivable from Enterprises in the amount of $500,952, which represents tax benefits of the Company used by Enterprises and certain expenses of Enterprises paid by the Company prior to its initial public offering. The note receivable bears interest at 8.25% per annum and requires payment of interest only until January 31, 2007, when all accrued interest and unpaid principal will become due and payable.

         The Company has entered into four operating leases with Mr. Streicher for the lease of the Company's headquarters and three division offices. These leases expire at varying times through August 2015. Rental payments totaling approximately $99,400 for the year ended January 31, 2000 were paid to Mr. Streicher.

         Mr. Golden performed legal services for the Company during the fiscal year ended January 31, 2000 and may be retained to provide legal advice to the Company from time to time in the future.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's independent public accountant for the year ended January 31, 2000 was the firm of KPMG, LLP. It is expected that representatives of KPMG, LLP will attend the Annual Meeting, have an opportunity to make statements if they desire to do so, and be available to respond to appropriate questions.

                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

         Pursuant to Rule 14a-8 promulgated by the Securities and Exchange Commission, a shareholder intending to present a proposal to be presented at the 2001 Annual Meeting of Shareholders must deliver a proposal in writing to the Company's principal executive offices on or before March 3, 2001.

                                         By Order Of The Board Of Directors

                                         Stanley H. Streicher
                                         President and Chief Executive Officer

Fort Lauderdale, Florida
July 14, 2000

                                  FORM OF PROXY

                         STREICHER MOBILE FUELING, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                        BOARD OF DIRECTORS OF THE COMPANY

         The undersigned holder of Common Stock of STREICHER MOBILE FUELING, INC., a Florida corporation (the "Company"), hereby appoints Stanley H. Streicher and Walter B. Barrett and each of them, as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated below, all shares of Common Stock of the Company that the undersigned is entitled to vote at the Company's 2000 Annual Meeting of Shareholders, to be held on August 29, 2000, at 10:00 a.m., local time, at the Sheraton Suites Cypress Creek, 555 N.W. 62nd Street, Fort Lauderdale, Florida and at any adjournments or postponements thereof.

1.   ELECTION OF DIRECTORS.

     VOTE FOR ALL NOMINEES LISTED AT RIGHT EXCEPT VOTE WITHHELD FROM THE NOMINEE(S) NAMED BELOW (IF ANY) [ ]

     VOTE WITHHELD FROM ALL NOMINEES [ ]

     NOMINEES:             Stanley H. Streicher           E. Scott Golden
                           John H. O'Neil, Jr.            Joseph M. Murphy
                           C. Rodney O'Connor
--------------------------------------------------------------------------------

     (INSTRUCTION: TO WITHHOLD AUTHORITY FOR AN INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED ABOVE.)

2.   RATIFY THE APPOINTMENT OF KPMG, LLP

     RATIFY THE APPOINTMENT OF KPMG, LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED JANUARY 31, 2001

                      VOTE FOR [ ]       VOTE AGAINST [ ]

3. IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1) AND RECOMMENDS A VOTE FOR THE ADOPTION OF PROPOSAL (2).

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS LISTED HEREIN.

     The undersigned hereby acknowledges receipt of (i) the Notice of Annual Meeting, (ii) the Company's Proxy Statement for the Annual Meeting and
     (iii) the Company's 2000 Annual Report to Shareholders.

DATE ___________________________________________________________________________
SIGNATURE ______________________________________________________________________
SIGNATURE ______________________________________________________________________

Note: Please sign exactly as your name appears hereon and mail it promptly even though you may plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If partnership, please sign in the partnership name by authorized person.